UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2021

Karat Packaging Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40336	83-2237832
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6185 Kimball Avenue, Chino, CA 91708

(Address of principal executive offices) (Zip Code)

(626) 965-8882

Registrant’s telephone number, including area code:

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	KRT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointment and Resignation

On December 10, 2021, the Board of Directors (“Board”) of Karat Packaging Inc. (the “Company”) appointed Joanne Wang, the Company’s Chief Operating Officer, a director of the Company effective December 10, 2021. Ms. Wang is filling the vacancy created by the resignation of Marvin Cheng as a director, effective December 10, 2021. Marvin Cheng will continue to serve as the Vice President – Manufacturing and Secretary of the Company.

Ms. Wang, 48, joined the Company in 2003 and was appointed Chief Operating Officer in December 2018. Ms. Wang previously served as Vice President of Sales & Marketing at both Premiere Telemedia, Inc. and Pincity.com. Ms. Wang holds a B.A. in graphic design and visual communications from California State University, Los Angeles. There are no transactions between Ms. Wang and the Company that would be reportable under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2021	KARAT PACKAGING INC.

	By:	/s/ Peter Lee
Peter Lee
Interim Chief Financial Officer